Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

July 15, 2026

USA Compression Partners, LP

8115 Preston Road, Suite 700

Dallas, Texas 75225

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-240380 (the “Registration Statement”) being filed by USA Compression Partners, LP, a Texas limited partnership (the “Partnership”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 5,000,000 common units representing limited partner interests in the Partnership (the “Common Units”), which may be issued under the USA Compression Partners, LP Distribution Reinvestment Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined: (i) the Registration Statement and the exhibits thereto; (ii) the Certificate of Formation of the Partnership; (iii) the Agreement of Limited Partnership of the Partnership, dated as of July 6, 2026; (iv) the Certificate of Formation of USA Compression GP, LLC, a Texas limited liability company and the general partner of the Partnership (the “General Partner”); and (v) the Company Agreement of the General Partner, dated as of July 6, 2026. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Partnership, the General Partner and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the General Partner.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The issuance of the Common Units by the Partnership in accordance with the terms of the Plan has been duly authorized by the General Partner.

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

USA Compression Partners, LP

July 15, 2026

2.

Upon the issuance and delivery of the Common Units from time to time in accordance with the terms of the Plan for the consideration established by the Plan and the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the board of directors of the General Partner as provided in the Plan, (a) such Common Units will be validly issued and (b) purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

This opinion letter is limited to the Texas Business Organizations Code. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP